UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2021

AURA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

20431 North Sea Circle

Lake Forest, CA 92630

(Address of principal executive offices)

(310) 643-5300

(Registrant’s telephone number, including area code)

10541 Ashdale St.

Stanton, CA 90680

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
AUSI

Item 1.01.   Entry into a Material Definitive Agreement.

Lease Agreement

On January 19, 2021, Aura Systems, Inc., a Delaware corporation (the “Company”), entered into a Lease Agreement (the “Lease Agreement”) with RMJF, LLC, (“Landlord”).

Pursuant to the Lease Agreement, the Company has leased new office space (the “Premises”) in the Town of Lake Forest, California. The Company moved into the Premises on March 1, 2021. The Premises will house the Company’s corporate headquarters, as well as the Company’s manufacturing and distribution operations. The initial term of the lease is for 5 years and 6 months from March 1, 2021 (the “Commencement Date”). The Company paid a total of $186,194.00, including the first month’s Base Rent for the Premises of $22,183.00 per month, a Security Deposit of $153,595.00, and $4,416.00 in triple net fees through March 31, 2021.

The foregoing description of the Lease Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Lease Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference. Capitalized terms used in this section without definition are defined in the Lease Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth in Item 1.01 — Entry into a Material Definitive Agreement above and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

No.	Description
10.1	Lease Agreement dated January 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2021	By:	/s/ Cipora Lavut
Cipora Lavut
President

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